Exhibit 99.(a)(1)(B)

RESTORATION HARDWARE, INC.

OFFER TO AMEND ELIGIBLE OPTIONS

ELECTION FORM

Before signing and submitting Annex A to this Election Form, please make sure you have received, read and understand the documents that make up the Offer, including: (1) the Offer to Amend Eligible Options (the “Offering Memorandum”); (2) the form of Stock Option Amendment and Cash Bonus Agreement attached as an exhibit to the Offering Memorandum; and (3) this Election Form. The Offer is subject to the terms of these documents as they may be amended. Capitalized terms used but not otherwise defined in this Election Form shall have the meanings set forth in the Offering Memorandum.

BY PARTICIPATING, YOU AGREE TO ALL TERMS OF THE

OFFER AS SET FORTH IN THE OFFER DOCUMENTS.

Annex A to this Election Form provides information regarding your Eligible Option(s). Indicate on Annex A your decision to tender one or more of your Eligible Options for amendment by checking the “Amend This Eligible Option” box for each Eligible Option you choose to tender. If you do not want to tender one or more of your Eligible Options for amendment, check the “Do Not Amend This Eligible Option” box for each Eligible Option you choose not to tender. You will be solely responsible for any taxes, penalties or interest you may incur under Section 409A and state and foreign tax laws. If you do not clearly mark the “Do Not Amend This Eligible Option” box with respect to an Eligible Option, your election with respect to that option will default to “Amend This Eligible Option”. In that event, such Eligible Option will be amended, and you will become entitled to the Cash Bonus, if any, with respect to that Eligible Option.

You hereby agree that, unless you revoke your election before 11:59 p.m., Pacific Time, on April 28, 2008 (or a later expiration date if the Company extends the Offer), your election will be irrevocable, and if accepted by the Company, this Election Form, including Annex A, shall operate to amend each Eligible Option as outlined above, subject to the terms and conditions described in the Offering Memorandum.

You hereby acknowledge that you may change the terms of your election by submitting a revised Annex A to the Company (a) by fax to the attention of Barbara Kochiovelos at (415) 507-1935, (b) by PDF email to bkochiovelos@restorationhardware.com or (c) by hand delivery to Barbara Kochiovelos at Restoration Hardware, Inc., 100 Smith Ranch Road, Suite 220, San Rafael, California 94903. Submissions made by any other means will not be accepted. Any change of election received after the Expiration Date will be void and of no effect.

You agree that your decision to amend or not amend your Eligible Option(s) in the Offer is entirely voluntary and is subject to the terms of the Offer. You further understand and agree you are not required to tender your Eligible Option(s). You understand that with respect to each of your Eligible Options, if you elect to tender that Eligible Option, you must tender that entire Eligible Option. You further understand and agree that if you submit an election to amend an Eligible Option, but do not indicate in your submission with respect to any other Eligible Options a decision to amend or not amend such other Eligible Options, then you will be deemed to have made an election to amend all such other Eligible Options.

You acknowledge and agree that neither the ability to participate in the Offer nor actual participation in the Offer shall be construed as a right to continued employment with the Company (except on an at-will basis, unless otherwise required by local law). You agree that, except as set forth in the Offering Memorandum, the Company has made no representations or warranties to you regarding the Offer or the future pricing of common stock of the Company, and that your participation in the Offer is at your own discretion.

If your service with the Company terminates prior to the Expiration Date, you understand that you will no longer be eligible to participate in the Offer and any election you have made to amend your Eligible Option(s) will be of no further force and effect.

You hereby acknowledge and agree that neither the Company nor any of its respective employees or agents has made any recommendation to you as to whether or not you should accept the Offer to amend your Eligible Option(s) and that you are not relying on any information provided or representation made by the Company or any of its respective employees or agents in accepting or rejecting the Offer, other than any information contained in the Offering Memorandum. You acknowledge that you have been afforded the opportunity to consult with your own investment, legal and tax advisors before making this election and that you have knowingly done so or knowingly declined to do so.

You understand that you will receive an Election Confirmation Statement via email at your email address listed below within three business days after the date on which the Company receives a signed Annex A to this Election Form. In addition, within three business days after the Expiration Date, you will receive via email the Final Election Confirmation Statement that confirms the last election that you made for your Eligible Option(s) as of the Expiration Date. In the event that you do not receive these Election Confirmation Statements confirming your elections in the time frames described above, please be sure to contact us immediately. Please also be sure to send a copy of your signed Annex A to this Election Form and any Election Confirmation Statement that you did receive to bkochiovelos@restorationhardware.com to evidence proper and timely submission of this Election Form.

YOU AGREE THAT THE COMPANY SHALL NOT BE LIABLE FOR ANY COSTS, TAXES, LOSS OR DAMAGE THAT YOU MAY INCUR THROUGH YOUR ELECTION TO PARTICIPATE IN OR TO DECLINE THE OFFER.

By executing and submitting Annex A to this Election Form, the undersigned hereby releases and waives, for the undersigned and his or her successors and assigns, any and all claims or causes of action of any kind whatsoever, whether known or unknown, that, directly or indirectly, arise out of, are based upon or are in any manner connected to the discounted exercise price of the Eligible Options, including any related transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, including without limitation any approval or acceptance given or denied related to the Eligible Options, which occurred, existed, or was taken, permitted or begun prior to the date of such release, in each case, that the undersigned and/or his or her successors and assigns have or may have had against (i) the Company, its subsidiaries, its affiliates and its stockholders, and (ii) the directors, officers, employees, agents and representatives, in each case whether current or former, of the Company, its subsidiaries, its affiliates and its stockholders, wherever and however those claims arise.

Annex A

Employee Name: [Employee Name]

Employee ID: [Employee ID]

IMPORTANT: Indicate your decision to tender one or more of your Eligible Options listed below for amendment by checking the “Amend This Eligible Option” box for each Eligible Option you choose to tender. If you do not want to tender one or more of your Eligible Options for amendment, check the “Do Not Amend This Eligible Option” box for each Eligible Option you choose not to tender. If you do not clearly mark the “Do Not Amend This Eligible Option” box with respect to an Eligible Option, your election with respect to that option will default to “Amend This Eligible Option.”

Eligible Option (Grant Number)	Original Date of Grant	Current Option Exercise Price	Shares Subject to Eligible Option	Measurement Date of Eligible Option	Fair Market Value Per Share on Measurement Date	Amend This Eligible Option	Do Not Amend This Eligible Option

						☐	☐

						☐	☐

						☐	☐

Employee Signature	Date and Time

Daytime Telephone Number	Email Address

PLEASE RETURN NO LATER THAN

11:59 P.M., PACIFIC TIME, ON APRIL 28, 2008

(OR A LATER EXPIRATION DATE IF THE COMPANY EXTENDS THE OFFER)

(a) BY FAX TO THE ATTENTION OF BARBARA KOCHIOVELOS AT (415) 507-1935, (b) BY

PDF EMAIL TO BKOCHIOVELOS@RESTORATIONHARDWARE.COM OR (c) BY HAND DELIVERY

TO BARBARA KOCHIOVELOS AT RESTORATION HARDWARE, INC., 100 SMITH RANCH ROAD,

SUITE 220, SAN RAFAEL, CALIFORNIA 94903.